Exhibit 10.24.1

NOTE: The information designated by a bracketed asterisk [*] has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

FIRST AMENDMENT

This First Amendment by and between Appleton Papers Inc. and Nisseki Chemical Texas Inc. shall amend and modify the Sales Agreement by and between the above-named parties dated effective January 1, 2002 (the “Sales Agreement”), as follows:

1.	Amendment of Article 2-0 QUANTITY.

Delete Article 2-1 in its entirety and replace as follows:

2-1	The quantity of PRODUCTS to be sold by SELLER and purchased by BUYER is approximately 9,000,000 pounds of PRODUCTS per year. This amount is only an estimate, and in no event shall BUYER be obligated to purchase any certain amount of PRODUCTS from SELLER, except BUYER is obligated to purchase, and SELLER is obligated to sell, a minimum of [*] of BUYER’s requirements for petroleum derived primary carbonless copy paper solvent from SELLER. Further, BUYER shall have the option to purchase, and SELLER agrees to sell, any additional portion of BUYER’s requirements according to procedures established in ARTICLE 5-0.

2.	Amendment of Article 3-0 TERM.

Delete Article 3-1 in its entirety and replace as follows:

3-1	The term of the Agreement is from January 1, 2002 through December 31, 2007 and continuing year-to-year thereafter until terminated as hereinafter provided.

3.	Amendment of Article 4-0 PRICE AND DELIVERY.

Delete all sections of Article 4-0 and replace as follows:

4-1	The price of PRODUCTS shall be [*] for purchase orders issued from January 1, 2002, through September 30, 2003.
4-2	The price of PRODUCTS shall be [*] for purchase orders issued from October 1, 2003 through October 30, 2003.
4-3	The price of PRODUCTS shall be [*] for purchase orders issued from November 1, 2003 through November 30, 2003.
4-4	The price of PRODUCTS shall be [*] for purchase orders issued from December 1, 2003 through December 31, 2003.

4-5	The price of PRODUCTS shall be [*] for purchase orders issued from January 1, 2004 through January 31, 2004, except as noted in Article 4-10.
4-6	The price of PRODUCTS shall be [*] for purchase orders issued from February 1, 2004 through February 29, 2004, except as noted in Article 4-10.
4-7	The price of PRODUCTS shall be [*] for purchase orders issued from March 1, 2004 through March 31, 2004, except as noted in Article 4-10.
4-8	The price of PRODUCTS shall be [*] for purchase orders issued from April 1, 2004 through December 31, 2007 except as noted in Article 4-9 and Article 4-10.
4-9	If, at any time during the term of this Agreement, BUYER installs rail unloading facilities at the Portage, WI facility and agrees to receive PRODUCTS via tank car, the price of PRODUCTS shall be [*] beginning with the first delivery and then through December 31, 2007. If BUYER has not installed rail unloading facilities by December 31, 2004, or chooses only delivery of PRODUCTS by truck, the price of PRODUCTS will increase to [*] effective January 1, 2005 and then hold constant through December 31, 2007 or until rail deliveries commence. All prices in this Article 4-9 are subject to the exception in Article 4-10.
4-10	The price for PRODUCTS shall be [*] for all pounds shipped in any calendar year beginning in 2004 if the quantity of PRODUCTS purchased by BUYER is less than 2,000,000 pounds during the year.
4-11	The price of PRODUCTS includes all applicable freight and handling charges to deliver PRODUCTS to BUYER’s Portage, WI facility according to BUYER’s instructions.
4-12	For the calendar year commencing January 1, 2008, and for each calendar year thereafter, the price of PRODUCTS shall be mutually negotiated and agreed to no later than October 1 preceding the applicable calendar year. Once established, the price of PRODUCTS shall be valid for one calendar year.

4.	Amendment of Article 17-0 TERMINATION

Delete Article 17-1 in its entirety and replace as follows:

17-1	Either party may terminate this Agreement by giving written notice on or before December 31, 2006 that termination shall be effective on December 31, 2007, or by giving twelve (12) months written notice of termination on or before December 31 of any following year, such termination to be effective on the subsequent contract anniversary date.

5.  All other terms and conditions in the Sales Agreement will remain in full force and effect.

IN WITNESS WHEREOF, Appleton Papers Inc. and Nisseki Chemical Texas Inc. hereby execute this First Amendment under their respective names and by their duly authorized representatives, effective as of October 1, 2003.

APPLETON PAPERS INC.		NISSEKI CHEMICAL TEXAS INC.

By:	/s/ Rick J. Fantini	By:	/s/ Smith E. Howland

Name:	Rick J. Fantini	Name:	Smith E. Howland

Title:	Vice President	Title:	President and CEO

Date:	10/07/03	Date:	10/14/03

3